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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 31, 1998, with respect to the financial statements of American Security Inc. included in the Registration Statement (Form S-1 No. 333- _______) and related Prospectus of American Security Inc. for the registration of 13,500,000 shares of its Common Stock and 166,667 shares of its Convertible Non-Voting Common Stock.

                                                /s/ Ernst & Young LLP



Vienna, Virginia
July 31, 1998